UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2006

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas		75219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal 2007
Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal 2007
Eagle Materials Inc. Concrete and Aggregates Salaried Incentive Compensation for Fiscal 2007
American Gypsum Company Salaried Incentive Compensation Program For Fiscal 2007
Strategic Execution Goals for Fiscal 2007
Operational Excellence Goals for Fiscal 2007

Item 1.01 Entry into a Material Definitive Agreement
     On May 9, 2006, the Compensation Committee of the Board of Directors of Eagle Materials Inc., a Delaware corporation, approved certain compensation arrangements set forth below with the persons (the “Named Officers”) who are anticipated to be listed in the Summary Compensation Table in the Proxy Statement for the Company’s 2006 Annual Meeting of Stockholders.
Base Salary for Fiscal 2007
     The annual base salary levels for Named Officers for Fiscal Year 2007 are: Steven R. Rowley, President and Chief Executive Officer ($650,000); Arthur R. Zunker, Jr., Senior Vice President-Finance and Treasurer ($250,000); David B. Powers, Executive Vice President-Gypsum ($300,000); Gerald J. Essl, Executive Vice President-Cement/Concrete and Aggregates ($275,000); and James H. Graass, Executive Vice President, General Counsel and Secretary ($280,000).
Annual Incentive Compensation for Fiscal 2007
     The Compensation Committee approved the Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal 2007 (the “Eagle Plan”). A copy of the Eagle Plan is attached to this Report as Exhibit 10.1. Under the terms of the Eagle Plan, a pool of 1.2% of the Company’s earnings before interest and taxes for fiscal 2007 is available to pay annual bonuses to participating officers, subject to reduction based on individual performance in fiscal 2007. The Compensation Committee also determined the applicable percentage of the bonus pool available for payment of the annual bonus to Mr. Rowley (40%), and the other Named Officers participating in the Eagle Plan (Mr. Zunker — 20% and Mr. Graass — 15%).
     The remaining Named Officers (Mr. Essl and Mr. Powers) participate in subsidiary incentive compensation plans pursuant to which a percentage of the operating earnings of the applicable subsidiary (or group of subsidiaries) is available for payment of bonuses to the participating employees. Mr. Essl participates in the Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal 2007 (a copy which is attached to this Report as Exhibit 10.2) and the Eagle Materials Inc. Concrete and Aggregates Companies Salaried Incentive Compensation Program for Fiscal 2007 (a copy of which is attached to this Report as Exhibit 10.3). In the plans in which Mr. Essl participates, the Compensation Committee approved the percentage of operating earnings of each of the Company’s cement and concrete/aggregates subsidiaries for fiscal 2007 which is available for payment of bonuses to participating employees (2.25%) and the percentage of such bonus pool available for payment to Mr. Essl at the end of fiscal 2007 (22%), subject to reduction based on Mr. Essl’s individual performance. Mr. Powers participates in the American Gypsum Company Salaried Incentive Compensation Program for Fiscal 2007 (a copy which is attached to this Report as Exhibit 10.4). In the case of Mr. Powers, the Compensation Committee approved the percentage of American Gypsum’s operating earnings available for payment of annual bonuses to participating American Gypsum employees (2.25%) and the percentage of such bonus pool available for payment to Mr. Powers at the end of Fiscal 2007 (22%), subject to reduction based on Mr. Powers individual performance.

Stock Option and Restricted Stock Unit Grants
     The Compensation Committee also made stock option and restricted stock unit (“RSU”) grants to the Named Officers under the Eagle Materials Inc.’s Incentive Plan, as amended, covering the following number of shares of the Company’s Common Stock.

	Stock
	Options	RSUs
Mr. Rowley	17,794	8,972
Mr. Powers	5,662	2,855
Mr. Essl	5,662	2,855
Mr. Zunker	4,044	2,039
Mr. Graass	4,044	2,039
     Stock Options. The vesting of the stock options is subject to the Company’s achievement of certain earnings and strategic execution goals. In particular, 66-2/3% of the stock options vest based on the Company’s three-year average earnings before interest and taxes, measured at the end of each of fiscal 2007, 2008 and 2009. Such options may vest in whole or in part at the end of any of these fiscal years, but any portion not vested at the end of fiscal 2009 shall be forfeited. In addition, 33-1/3% of the stock options vest based on certain strategic execution goals achieved during fiscal 2007. A summary of these strategic execution goals is attached to this Report as Exhibit 10.5. Any portion of such options not vested at the end of fiscal 2007 shall be forfeited. Once vested, the stock options become exercisable 1/3 immediately and 1/3 on each of the first and second anniversaries of vesting.
     RSUs. The vesting of the RSUs is subject to the Company’s achievement of certain operational goals and strategic execution goals. In particular, 66-2/3% of the RSUs vest based on certain operational excellence goals and 33-1/3% of the RSUs vest based on the same strategic execution goals used for the stock options described above. A summary of the Operational Excellence Goals is attached to this Report as Exhibit 10.6. Any portion of such RSUs not vested at the end of fiscal 2007 shall be forfeited. Once vested, the RSUs become payable 1/3 immediately and 1/3 on each of the first and second anniversaries of vesting.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
10.1	Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal 2007

10.2	Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal 2007

10.3	Eagle Materials Inc. Concrete and Aggregates Salaried Incentive Compensation Program for Fiscal 2007

10.4	American Gypsum Company Salaried Incentive Compensation Program Fiscal 2007

10.5	Strategic Execution Goals for Fiscal 2007

10.6	Operational Excellence Goals for Fiscal 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President–Finance and Treasurer

Date: May 15, 2006